Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Ross Ely, MPC Corporation

Phone (208) 893-1560

Email investorrelations@mpccorp.com

MPC CORPORATION REPORTS UNAUDITED SECOND QUARTER 2007 FINANCIAL RESULTS

Nampa, ID, August 17, 2007— MPC Corporation (AMEX:MPZ) today announced unaudited financial results for the quarter ended June 30, 2007. Net revenue was $53.6 million, a decline of $14.9 million, or 21.8%, compared to the same period in 2006. The net loss was $25.3 million, or $1.91 per basic and diluted common share. These results compare with a net loss of $25.4 million, or $2.11 per basic and diluted common share, over the same period in 2006.

The decline in revenue for the quarter was primarily the result of lower sales to the company’s commercial, state/local government, and education customers partially offset by higher revenues from sales to federal government customers. The company’s orders in backlog increased to $39 million at June 30, 2007 from $28 million at December 31, 2006.

Gross margin percentage for the second quarter was 13.1%, compared to 12.4% during the second quarter of 2006. SG&A expense for the quarter was $8.8 million, compared to $10.2 million during the second quarter of 2006, while R& D expense was $0.5 million, compared to $1.0 million during the second quarter of 2006. The improvement in the gross margin percentage and reductions in SG&A and R&D expense for the second quarter of 2007 were primarily due to cost cutting efforts initiated in 2006.

The $25.3 million net loss includes the effect of a non-operating non-cash charge of

$20.5 million related to the increase in the fair value of derivative financial instruments carried as derivative liabilities. The financial instruments consist of convertible debentures and warrants to purchase common stock of the company. The fair values of the derivatives are determined in part by, and fluctuate with, the market value of the company’s common stock, which increased in market value during the second quarter of 2007. The convertible debentures and warrants were sold in private placement financings in 2006.

More information about the Company’s results will be available on the Company’s Form 10-Q quarterly report to be filed with the U.S. Securities and Exchange Commission later today.

About MPC Corporation:

MPC Corporation (AMEX: MPZ), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statement with respect to turning the Company’s business around. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. MPC Corporation continues to face significant liquidity challenges and there is no assurance that it will be able to continue as a going concern. Other factors, which could materially affect such forward-looking statements, can be found in MPC Corporation’s' filings with the Securities and Exchange Commission at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MPC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,867	$4,839
Restricted cash	4,036	4,585
Accounts receivable, net	21,655	45,643
Inventories, net	26,532	18,189
Prepaid maintenance and warranty costs	7,584	6,391
Other current assets	683	935
Total Current Assets	62,357	80,582

Non-Current Assets
Property and equipment, net	3,591	4,914
Goodwill	22,197	22,197
Acquired intangibles, net	9,203	10,108
Long-term portion of prepaid maintenance and warranty costs	1,311	844
Other assets	2,829	3,792
Total Non-Current Assets	39,131	41,855
TOTAL ASSETS	$101,488	$122,437

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$24,208	$32,536
Accrued expenses	4,696	4,354
Accrued licenses and royalties	1,533	1,540
Current portion of accrued warranties	2,323	2,220
Current portion of deferred revenue	18,938	15,607
Notes payable and debt	31,025	34,834
Total Current Liabilities	82,723	91,091

Long Term Liabilities
Non-current portion of accrued warranties	1,978	2,127
Non-current portion of deferred revenue	21,567	22,979
Derivative warrant liability	11,768	6,129
Derivative financial instruments at estimated fair value	34,362	21,234
Total Long Term Liabilities	69,675	52,469
TOTAL LIABILITIES	152,398	143,560

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity
Preferred Stock, no par value; 1,000,000 shares authorized; no shares issued and outstanding at 2007 and 2006	-	-
Common Stock, no par value, 100,000,000 shares authorized; 13,505,018 and 12,147,438 shares issued and outstanding at 2007 and 2006, respectively	62,169	61,454
Accumulated Deficit	(113,079)	(82,577)
Total Shareholders' Equity (Deficit)	(50,910)	(21,123)

TOTAL LIABILITIES AND EQUITY	$101,488	$122,437

MPC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except for share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006

Revenue	$53,613	$68,529	$110,365	$134,993

Cost of revenue	46,591	60,065	96,772	118,438

Gross margin	7,022	8,464	13,593	16,555

Operating expenses
Research and development expense	542	985	1,039	2,135
Selling, general and administrative expense	8,855	10,189	18,768	21,098
Depreciation and amortization	1,153	2,020	2,304	4,040
Impairment of acquired intangibles	-	19,484	-	19,484
Total operating expenses	10,550	32,678	22,111	46,757

Operating loss	(3,528)	(24,214)	(8,518)	(30,202)

Other (income) expense
Interest expense, net	1,503	1,166	3,021	2,644
Gain on vendor settlements	(225)	(843)	(225)	(843)
Change in estimated fair value of derivative financial instruments	20,559	909	19,313	909
Other income	(44)	(85)	(125)	(49)
Total other (income) expense, net	21,793	1,147	21,984	2,661

Net loss	$(25,321)	$(25,361)	$(30,502)	$(32,863)

Basic and diluted weighted average Common
Shares outstanding	13,260	12,041	12,979	11,696

Basic and diluted loss per Common Share	$(1.91)	$(2.11)	$(2.35)	$(2.81)

MPC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2007	2006
OPERATING ACTIVITIES
Net Loss	$(30,502)	$(32,863)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,399	1,510
Amortization of intangibles	905	2,530
Impairment of intangibles	-	19,484
Amortization of deferred loan costs	459	365
Change in estimated fair value of derivative financial instruments	19,313	909
Stock compensation expense from vesting of restricted stock units	170	36
Gain on vendor settlements	(225)	(843)
Valuation of warrant exchange	-	767
Loss on disposal of assets	-	43
Accrued interest included in notes payable	27	32
Provision for bad debt	71	(30)
Changes in Assets and Liabilities
Accounts receivable	23,917	12,586
Inventory	(8,343)	(1,049)
Prepaid maintenance and warranties	(1,659)	7,742
Other current assets	249	627
Other non-current assets	504	(432)
Accounts payable and accrued expenses	(3,184)	(7,316)
Accrued licenses and royalties	(7)	3,099
Accrued warranties	(46)	(308)
Deferred revenue	1,919	(5,604)
Net Cash Provided by Operating Activities	4,967	1,285

INVESTING ACTIVITIES
Purchase of property and equipment	(76)	(115)
Proceeds from the sale of fixed assets	-	2
Net Cash Used by Investing Activities	(76)	(113)

FINANCING ACTIVITIES
Net activity on line of credit	(7,912)	(11,640)
Net proceeds from notes payable	-	4,835
Restricted cash related to letters of credit and financing facility	549	-
Payment of note payable	(500)	(126)
Payments on capital leases	-	(121)
Net proceeds from the exercise of stock options	-	27
Proceeds from the exercise of warrants	-	3,104
Payment of stock issuance costs	-	(155)
Net Cash Used by Financing Activities	(7,863)	(4,076)

Net cash decrease for period	(2,972)	(2,904)

Cash at beginning of period	4,839	3,897

Cash at end of period	$1,867	$993